EXECUTION COPY


                           CERTIFICATE OF ELIMINATION

                                       of

                  SERIES A PARTICIPATING JUNIOR PREFERRED STOCK

                                       of

                         NEWPORT NEWS SHIPBUILDING INC.


                  Newport News Shipbuilding Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of the Company on June 4, 1998, resolutions were duly adopted setting forth the proposed elimination of the Series A Participating Junior Preferred Stock of the Company (of which the Certificate of Designations was filed with the Secretary of State of the State of Delaware on December 11, 1996) (the "Series A Participating Junior Preferred Stock") as set forth herein:

                  RESOLVED, that no shares of the Series A Participating Junior Preferred Stock are issued or outstanding and none will be issued; and it is further

                  RESOLVED, that a Certificate of Elimination be prepared, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Restated Certificate of Incorporation of the Company all matters set forth in the Certificate of Designations previously filed with respect to the Series A Participating Junior Preferred Stock, and that the appropriate officers of the Company be, and they hereby are, authorized to execute and file, on behalf of the Company and under its corporate seal, such Certificate of Elimination with the Secretary of State of the State of Delaware; and it is further

                  SECOND: That none of the authorized shares of the Series A Participating Junior Preferred Stock are issued or outstanding and none will be issued.





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                  THIRD: That in accordance with the provisions of Section
151(g) of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Company is hereby amended to eliminate all matters set forth in the Certificate of Designations previously filed with respect to the Series A Participating Junior Preferred Stock.

                  IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Stephen B. Clarkson, its Vice
President, General Counsel and Secretary, and attested by Peter A. V. Huegel, its Assistant Secretary, on this 4th day of June, 1998.



NEWPORT NEWS SHIPBUILDING INC.



Stephen B. Clarkson
Vice President, General
Counsel and Secretary



Attest:


By
    Peter A. V. Huegel
    Assistant Secretary